                                                                       EXHIBIT 4

================================================================================



                            STOCKHOLDERS' AGREEMENT

                                     AMONG

                             MTI ACQUISITION CORP.

                                      AND

                 CERTAIN STOCKHOLDERS OF MOBILE TECHNOLOGY INC.

                          DATED AS OF JANUARY 13, 1998



================================================================================

                               TABLE OF CONTENTS
                               -----------------

Article I Representations and Warranties of each Stockholder..   1
 1.1.   Authority.............................................   1
 1.2.   The Subject Shares....................................   2
 1.3.   Brokers...............................................   2

Article II Representations and Warranties of Newco............   3
 2.1.   Authority.............................................   3
 2.2.   Brokers...............................................   3
 2.3.   Complete Agreement; Additional or Side Agreements.....   3

Article III Covenants of Each Stockholder.....................   3

Article IV Grant of Irrevocable Proxy; Appointment of Proxy...   7

Article V Further Assurances..................................   7

Article VI Certain Events.....................................   7

Article VII Assignment........................................   8

Article VIII Termination......................................   8

Article IX General provisions.................................   8
 9.1.   Amendments............................................   8
 9.2.   Notice................................................   8
 9.3.   Interpretation........................................   9
 9.4.   Counterparts..........................................   9
 9.5.   Entire Agreement; No Third-Party Beneficiaries........   9
 9.6.   Governing Law.........................................   9
 9.7.   Voidability...........................................   9
 9.8.   Expenses..............................................  10

Article X Stockholder Capacity................................  10

Article XI Enforcement........................................  10

Article XII Public Announcements..............................  10

                                      STOCKHOLDERS' AGREEMENT dated as of
                              January 13, 1998 (this "Agreement") among MTI
                                                      ---------
                              ACQUISITION CORP., a Delaware corporation
                              ("Newco") and THE INDIVIDUALS LISTED ON SCHEDULE A
                                                                      ----------
                              ATTACHED HERETO (each, a "Stockholder" and,
                                                        -----------
                              collectively, the "Stockholders").
                                                 ------------


     WHEREAS, Newco and Mobile Technology Inc. (the "Company") propose to enter
                                                     -------
into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended, supplemented or restated, the "Merger Agreement") providing for
                                               ----------------
the merger of Newco with and into the Company (the "Merger"), upon the terms and
                                                    ------
subject to the conditions set forth in the Merger Agreement, a copy of which is attached hereto as EXHIBIT A;
                   ---------

     WHEREAS, each Stockholder owns the number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth opposite
                                           ------------
his, her or its name on SCHEDULE A attached hereto;
                        ----------

     WHEREAS, each Stockholder owns Company Stock Options or Warrants pursuant to which such Stockholder has the right to acquire the number of shares of Common Stock set forth opposite his, her or its name on SCHEDULE A attached
                                                        ----------
hereto (such shares, together with the shares of common stock owned by such stockholder, the "Subject Shares"); and
                  --------------

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Newco has requested that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Newco to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I


               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     The Stockholders hereby represent and warrant to Newco as follows:

1.1.    AUTHORITY.
        ---------

                (a) Each Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

                (b) Except for the expiration or termination of the waiting periods under the HSR Act, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any Stockholder or to such Stockholder's property or assets, including the Subject Shares, (ii) to each Stockholder's knowledge, require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) to each Stockholder's knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, including the Subject Shares.

                (c) If any Stockholder is a natural person and is married, and such Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which any Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

1.2.    THE SUBJECT SHARES.
        ------------------

     Each Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, Company Stock Options and/or Warrants set forth opposite his, her or its name on SCHEDULE A attached hereto, free and
                                           ----------
clear of any Liens. No Stockholder owns, of record or beneficially, any shares of capital stock of the Company or any Subsidiary or any option, warrants, rights or other securities convertible into or exercisable for shares of capital stock of the Company other than the Subject Shares, Company Stock Options and Warrants set forth opposite his, her or its name on SCHEDULE A attached hereto.
                                                    ----------
Except as set forth on Schedule 1.2, each Stockholder has the sole right to vote
                       ------------
and sell Subject Shares owned by it, and, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

1.3.    BROKERS.
        -------

     No broker, finder, investment banker or other person retained by such Stockholder is entitled to any brokerage, finder's or other fee or commission in connection with the execution of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder (it being understood that Houlihan Lokey Howard & Zukin may be entitled to certain fees and expenses in connection with the transactions contemplated by the Merger Agreement, which fees and expenses shall be paid by the Company as set forth in the Merger Agreement).

                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

2.1.    AUTHORITY.
        ---------

     Newco has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Newco, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Newco. This Agreement has been duly executed and delivered by Newco and constitutes a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Newco or to Newco's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of Newco's properties or assets.

2.2.    BROKERS.
        -------

     No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission for which any Stockholder or the Company will be liable in connection with the execution of this Agreement by Newco or the performance by Newco of its obligations hereunder.

2.3.    COMPLETE AGREEMENT; ADDITIONAL OR SIDE AGREEMENTS.
        -------------------------------------------------

     This Agreement represents the complete agreement between Newco and each Stockholder with respect to the subject matter hereof, and there are no additional or side agreements between Newco and any Stockholder with respect to any matter referenced herein.

                                  ARTICLE III

                         COVENANTS OF EACH STOCKHOLDER


     The Stockholders agree as follows:

                (a) At any meeting of the stockholders of the Company called to vote upon the Merger and/or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and/or the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger and the adoption by the Company of the Merger Agreement.

                (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, each Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any Alternative Transaction, (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock, or (iii) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement. Each Stockholder further agrees not to enter into any agreement or take any action inconsistent with the foregoing. For purposes of this Agreement, "Alternative Transaction" means any of the following: (i) the
                 -----------------------
direct or indirect acquisition of all or any material part of the assets or properties of the Company, (ii) a merger, consolidation or other business combination directly or indirectly involving the Company, or (iii) the direct or indirect acquisition of any capital stock, or option, warrant, right, or other security convertible into or exercisable for capital stock, of the Company.

                (c) No Stockholder shall, prior to the earlier of (i) the Effective Time and (ii) the termination of this Agreement in accordance with its terms, (A) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of,
                                    --------
any or all of the Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person (unless such person agrees in writing to be bound by all of the terms of this Agreement and written notice of such Transfer is given promptly to Newco) other than pursuant to the terms of the Merger or (B) enter into any voting arrangement, directly or indirectly, whether by proxy, voting agreement or otherwise, in respect of the Subject Shares, and each Stockholder agrees not to commit or agree to take any of the foregoing actions.

                (d) During the term of this Agreement, no Stockholder shall permit any investment banker, financial advisor, attorney, accountant or other representative retained by any Stockholder, to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Alternative Transaction.

                (e) No Stockholder, or any beneficiary of a revocable trust for which any Stockholder serves as trustee, shall take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement.

                (f) The Stockholders agree among themselves (without prejudice to or affecting in any way the rights provided in this Agreement or otherwise to Newco) as follows:

                    (i)    Appoint.  The Stockholders, for themselves and
                           -------
     their personal representatives and other successors, hereby constitute and appoint, as their agent Joseph W. Cilurzo (the "Stockholders'
                                                     ------------
     Representative"). The Stockholders' Representative shall have the full
     --------------
     power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Stockholders, to take all action required or permitted under this Agreement (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents of the aforementioned and the execution of the aforementioned and such other documents required to be executed by the Stockholders in connection with this Agreement).

                    (ii)   Service of Process.  Without limiting the
                           ------------------
     generality of Article III(f), the Stockholders' Representative is hereby irrevocably appointed by each Stockholder as his, her or its authorized agent to take all action or to refrain from taking any action which the Stockholders' Representative or such Stockholder can take or refrain from taking under this Agreement or any Related Document to which he, she or it is a party, to accept and acknowledge on his, her or its respective behalf service of any and all legal process which may lawfully be served upon the Stockholders' Representative in any action, suit or proceeding under or relating to this Agreement in any federal court in the southern district of New York or state court in New York. Each Stockholder hereby irrevocably consents to the jurisdiction of any such court in any such action, suit or proceeding and agrees that service of such process upon him, her or it may be made on the Stockholders' Representative, that such service shall be deemed in every respect effective service of process upon such Stockholder in any such action, suit or proceeding and shall be valid personal service whether or not such Stockholder shall then be doing, or at any time shall have done, business within the State of New York or then be present in person, or at any time shall have been present in person within such State, and any such service of process shall be of the same force and validity as if service were made upon him, her or it according to the Laws governing the validity of such service in such State.

                    (iii)  Replacement.  In the event of the death or mental
                           -----------
     incapacity or resignation of or any successor Stockholders' Representative, the Stockholders with aggregate Proportionate Percentages of 51% or more shall promptly appoint a substitute and shall advise Newco.

                    (iv)   Authority Irrevocable, Etc.  The authority
                           ---------------------------
     conferred under this Article III (f)(iv) is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Stockholders or by operation of Law, whether by the death or incapacity of any Stockholder, the termination of any trust or estate or the occurrence of any other event. If any Stockholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Stockholders' Representative pursuant to this Article III (f)(iv) shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Stockholders' Representative, the Company or Newco shall have received notice of such death, incapacity, termination or other event.

                    (v)    Reliance by Representative.  The Stockholders'
                           --------------------------
     Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Stockholder, or any other evidence deemed by the Stockholders' Representative to be reliable, and the Stockholders' Representative shall be entitled to act on the advice of counsel selected by it. The Stockholders' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of the Stockholders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Stockholders severally according to their respective Proportionate Percentages against any and all Liability and expense that the Stockholders' Representative may incur by reason of taking or continuing to take any such action. The Stockholders' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Stockholders whose aggregate Proportionate Percentages equal or exceed 51%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Stockholders. For purposes of this Agreement, "Proportionate Percentages" shall mean, as to each Stockholder, a fraction, the numerator of which is the Common Stock owned by such Stockholder prior to the Effective Time and the denominator of which is the aggregate number of Common Stock owned by all Stockholders prior to the Effective Time.

                    (vi)   Expenses of Representative.  The Stockholders'
                           --------------------------
     Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Stockholders' Representative deems to be necessary or appropriate in connection with performance of his obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees) incurred by the Stockholders' Representative shall be borne by the Stockholders severally according to their respective Proportionate Percentages.

                    (vii)  Indemnification.  The Stockholders hereby agree
                           ---------------
     severally to indemnify the Stockholders' Representative, in his capacity as such, ratably according to their respective Proportionate Percentages against, and to hold the Stockholders' Representative, in his capacity as such, harmless from, any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Stockholders' Representative in such capacity in any way relating to or arising out of his action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, however, that no Stockholder shall be liable for the
               --------  -------
     payment of any portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Stockholders' Representative. The agreements in this paragraph shall survive termination of this Agreement.

                                  ARTICLE IV

                GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

                (a) Each Stockholder hereby irrevocably grants to, and appoints, Newco and Josh Harris, in his capacity as an officer of Newco, and any individual who shall hereafter succeed to any such office of Newco, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, (i) to vote such Stockholder's Subject Shares or grant a consent or approval with respect to the Merger and the adoption by the Company of the Merger Agreement and (ii) to vote such Stockholder's Subject Shares against (x) any Alternative Transaction, (y) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock, or (z) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement.

                (b) Each Stockholder represents that there are no proxies heretofore given in respect of such Stockholder's Subject Shares.

                (c) Each Stockholder hereby affirms that each irrevocable proxy granted pursuant to this Article IV is given in connection with the execution of the Merger Agreement, and that each such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that each such irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that the holder of each irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212(e) of the Delaware General Corporation Law (the "Delaware Statute");
                                                             ----------------
provided, that each such irrevocable proxy shall terminate upon termination of this Agreement pursuant to Article VIII.

                                   ARTICLE V

                               FURTHER ASSURANCES

     Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Newco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                                  ARTICLE VI

                                 CERTAIN EVENTS

     Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, or the acquisition of additional shares of capital stock of the Company or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in SCHEDULE A beside the name of such Stockholder shall be
                 ----------
adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of the Company or other securities of the Company issued to or acquired by such Stockholder.

                                  ARTICLE VII

                                   ASSIGNMENT

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Newco may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any of its Affiliates, provided that Newco will continue to remain primarily liable for its obligations hereunder in the event of any such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                                 ARTICLE VIII

                                  TERMINATION

     This Agreement and all rights and obligations of the parties hereunder shall terminate on the date on which the Merger Agreement is terminated in accordance with its terms.

                                  ARTICLE IX

                               GENERAL PROVISIONS

9.1.    AMENDMENTS.
        ----------

     This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

9.2.    NOTICE.
        ------

     All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by facsimile (with confirmation of delivery) or personally or sent by overnight courier (providing proof of delivery) to Newco in accordance with Section 8.8 of the Merger Agreement and to the Stockholders at their respective addresses and facsimile numbers set forth on SCHEDULE A attached hereto (or at such other address and facsimile number for
   ----------
a party as shall be specified by like notice).

9.3.    INTERPRETATION.
        --------------

     When a reference is made in this Agreement to an Article or a Section, such reference shall be deemed made to an Article or a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

9.4.    COUNTERPARTS.
        ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.5.    ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.
        ----------------------------------------------

     This Agreement (including the documents and instruments referred to herein)
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.6.    GOVERNING LAW.
        -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

9.7.    VOIDABILITY.
        -----------

     If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Newco would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to
Section 203 of the Delaware Statute from engaging in any "business combination" (as such terms are defined in Section 203 of the Delaware Statute), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

9.8.    EXPENSES.
        --------

     Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                                   ARTICLE X

                              STOCKHOLDER CAPACITY

     No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein (including, without limitation, the provisions of Section 3(e)) shall limit or affect any actions taken by a Stockholder in his, her or its capacity as an officer or director of the Company.

                                  ARTICLE XI

                                  ENFORCEMENT

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE XII

                              PUBLIC ANNOUNCEMENTS

     Neither Newco nor any Stockholder shall issue any press release or make any public statement without the prior consent of the other parties hereto, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     IN WITNESS WHEREOF, Newco and the Stockholders have caused this Agreement to be duly executed and delivered effective as of the date of the Merger Agreement.

                              MTI ACQUISITION CORP.


                              By:   /s/   Josh  Harris
                                    ------------------
                                   Name:  Josh Harris
                                   Title:  Vice President

     IN WITNESS WHEREOF, Newco and the Stockholders have caused this Agreement to be duly executed and delivered effective as of the date of the Merger Agreement.



                              STOCKHOLDERS:



                              Cerberus Partners, L.P.
                              -----------------------
                              Print Name of Stockholder



                              /s/  Joyce C.  Johnson-Miller
                              -----------------------------
                              Signature



                              Joyce C. Johnson-MIller
                              -----------------------
                              Name of Authorized Person Signing


                              Managing Director
                              -----------------
                              Title of Authorized Person Signing

     IN WITNESS WHEREOF, Newco and the Stockholders have caused this Agreement to be duly executed and delivered effective as of the date of the Merger Agreement.



                              STOCKHOLDERS:



                              Joseph W. Cilurzo
                              -----------------
                              Print Name of Stockholder



                              /s/  Joseph W. Cilurzo
                              ----------------------
                              Signature



                              ______________________________
                              Name of Authorized Person Signing


                              ______________________________
                              Title of Authorized Person Signing

     IN WITNESS WHEREOF, Newco and the Stockholders have caused this Agreement to be duly executed and delivered effective as of the date of the Merger Agreement.



                              STOCKHOLDERS:



                              James O. Pike
                              -------------
                              Print Name of Stockholder



                              /s/ James O. Pike
                              -----------------
                              Signature



                              ______________________________
                              Name of Authorized Person Signing


                              ______________________________
                              Title of Authorized Person Signing

                                  SCHEDULE 1.2

                                      None